                    U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   FORM 8-K/A



                                AMENDMENT NO. 1

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               February 10, 1997
                          ---------------------------

                         MIDDLE BAY OIL COMPANY, INC.
            (Exact name of registrant as specified in its charter)

                                FILE NO. 0-21702
                            (Commission File Number)

                ALABAMA                          63-1081013
        (State or other jurisdiction           (I.R.S. Employer
      of incorporation or organization)      Identification No.)

                  115 SOUTH DEARBORN STREET, MOBILE, AL 36602
                    (Address of principal executive offices)

                                 (334) 432-7540
              (Registrant's telephone number, including area code)



                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



               Total number of sequentially numbered pages: 36

This Form 8-K/A amends the Current Report on Form 8-K of Middle Bay Oil Company, Inc. (the "Registrant") filed with the Securities and Exchange Commission on February 20, 1997 to provide financial statements and financial information with respect to the merged corporation.



ITEM 7- FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION
          AND EXHIBITS

 (a)  Financial Statements of Business Acquired
        Annual Financial Statements:
          Report of Independent Auditors
          Audited Balance Sheets as of March 31, 1995 and 1996 Audited Statements of Operations for the Years
            Ended March 31, 1995 and 1996
          Audited Statements of Changes in Stockholders'
            Equity for the Years Ended March 31, 1995 and 1996 Audited Statements of Cash Flows for the Years
            Ended March 31, 1995 and 1996
          Notes to Audited Financial Statements
        Interim Financial Statements (unaudited):
          Balance Sheet as of December 31, 1996
          Statements of Operations for the nine months
             ended December 31, 1995 and 1996
          Statements of Cash Flows for the nine months
             ended December 31, 1995 and 1996
          Notes to Unaudited Financial Statements

(b)  Unaudited Pro Forma Financial Information
        Pro Forma Combined Balance Sheet as of
          December 31, 1996
        Pro Forma Combined Statement of Operations for the
           Year Ended December 31, 1996
        Notes to Pro Forma Combined Financial Statements


 (c)  Exhibits

                            BISON ENERGY CORPORATION

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED MARCH 31, 1996 AND 1995

                               TABLE OF CONTENTS


                                                          Page
                                                           No.
                                                          ----
Independent Auditors' Report. . . . . . . . . . . . . . .   1

Consolidated Balance Sheets . . . . . . . . . . . . . . .   2

Consolidated Statements of Operations . . . . . . . . . .   3

Consolidated Statements of Changes in
 Stockholder's Equity . . . . . . . . . . . . . . . . . .   4

Consolidated Statements of Cash Flows . . . . . . . . . .   5

Notes to Consolidated Financial Statements. . . . . . . .   6


                          Independent Auditors' Report



Board of Directors and Stockholder
Bison Energy Corporation

     We have audited the accompanying consolidated balance sheets of Bison Energy Corporation as of March 31, 1996 and 1995, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bison Energy Corporation at March 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/S/ SCHULTZ, WATKINS & COMPANY

Jackson, Mississippi
March 22, 1997

                            BISON ENERGY CORPORATION

                          Consolidated Balance Sheets
                                    March 31

                                     ASSETS

                                                                                1996                 1995
                                                                            -----------          -----------
CURRENT ASSETS
  Cash and cash equivalents                                                 $   974,462          $   567,844
  Accounts receivable                                                           345,327              369,638
  Warehouse stock                                                               173,975              151,698
  Other                                                                          20,661                 -
                                                                            -----------          -----------
    Total current assets                                                      1,514,425            1,089,180

NON-CURRENT ASSETS (Note 2)
  Accounts receivable-stockholder                                                 7,553               35,422
  Notes receivable affiliates                                                   357,698              182,000
                                                                            -----------          -----------
                                                                                365,251              217,422

PROPERTY (At Cost)(Note 1)
  Oil and gas (successful efforts method)
   (substantially pledged - Note 3)                                           1,132,858            1,041,280
  Land                                                                          139,115              134,115
  Office building and other                                                   1,185,404            1,091,182
                                                                            -----------          -----------
                                                                              2,457,377            2,266,577
  Less accumulated depreciation and
   depletion                                                                  1,116,018              951,457
                                                                            -----------          -----------
                                                                              1,341,359            1,315,120

INVESTMENT IN EQUITY INVESTEES (Note 2)                                         321,253              187,398

OTHER ASSETS                                                                     30,392               72,398
                                                                            -----------          -----------

                                                                            $ 3,572,680          $ 2,881,518
                                                                            ===========          ===========




                                           LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                     $   590,920          $   445,980
  Current maturity of long-term debt                                               -                  15,917
  Income taxes payable                                                           48,891               29,721
                                                                            -----------          -----------
    Total current liabilities                                                   639,811              491,618

DEFERRED INCOME TAX (Notes 1 & 4)                                                32,213               25,154

LONG TERM DEBT (Note 3)                                                            -                    -

STOCKHOLDER'S EQUITY (Note 7)
  Common stock, $1.00 par, 3,000 shares
   authorized, 500 issued and outstanding
   in 1996 and 1995                                                                 500                  500
  Retained earnings                                                           2,900,156            2,364,246
                                                                            -----------          -----------
                                                                              2,900,656            2,364,746
                                                                            -----------          -----------

COMMITMENTS AND CONTINGENCIES (Note 6)

                                                                            $ 3,572,680          $ 2,881,518
                                                                            ===========          ===========




          See accompanying notes to consolidated financial statements.

                            BISON ENERGY CORPORATION

                     Consolidated Statements of Operations
                              Years Ended March 31


                                                                                 1996                 1995
                                                                             ----------           ----------
REVENUE
  Oil, gas and plant income                                                 $ 1,770,254          $ 1,805,520
  (Loss) Gain on sale of assets                                                (133,748)              28,364
  Management income                                                             168,000              128,625
  Overhead income                                                               573,056              678,958
  Other                                                                         322,755               41,058
                                                                            -----------          -----------
                                                                              2,700,317            2,682,525
                                                                            -----------          -----------

COST AND EXPENSES
  Operating expenses, including plant,
    and production taxes                                                        852,374              971,897
  Abandonment and dry hole costs                                                149,754               12,818
  Depreciation, depletion and amortization                                      204,491              297,903
  Interest                                                                          242               49,815
  General and administrative                                                  1,216,534              876,735
                                                                            -----------          -----------
                                                                              2,423,395            2,209,168
                                                                            -----------          -----------

INCOME BEFORE INCOME TAXES AND
  INVESTEE EARNINGS (LOSS)                                                      276,922              473,357

INCOME TAX EXPENSE (BENEFIT) (Note 4)
  Current                                                                        50,455               30,056
  Deferred                                                                        7,059                 (340)
                                                                            -----------          -----------
                                                                                 57,514               29,716

EQUITY IN NET EARNINGS(LOSS) OF EQUITY
  INVESTEES (Note 2)                                                            316,502             (325,191)
                                                                            -----------          -----------

NET INCOME                                                                  $   535,910          $   118,450
                                                                            ===========          ===========

NET INCOME PER SHARE                                                        $     1,072          $       237
                                                                            ===========          ===========


          See accompanying notes to consolidated financial statements.

                           BISON ENERGY CORPORATION

          Consolidated Statement of Changes in Stockholder's Equity
                     Years Ended March 31, 1996 and 1995




                               Common Stock
                               ------------        Retained
                              Shares    Amount     Earnings       Total
                             --------  --------  -----------   -----------
BALANCE - April 1, 1994        500     $   500   $ 2,245,796   $ 2,246,296

 Net income                                          118,450       118,450
                               ---     -------   -----------   -----------


BALANCE - March 31, 1995       500         500     2,364,246     2,364,746

 Net Income                                          535,910       535,910
                               ---     -------   -----------   -----------


BALANCE - March 31, 1996       500     $   500   $ 2,900,156   $ 2,900,656
                               ===     =======   ===========   ===========





          See accompanying notes to consolidated financial statements.

                            BISON ENERGY CORPORATION

                     Consolidated Statements of Cash Flows
                              Years Ended March 31



                                                                                1996                 1995
                                                                            -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                $   535,910          $   118,450
  Depreciation, depletion & amortization                                        204,491              297,903
  Loss (Gain) on sale of assets                                                  69,400              (28,364)
  (Income) Loss of equity investees                                            (316,502)             325,191
  Increase (Decrease) in deferred taxes                                           7,059                 (340)
  Decrease in receivables                                                        24,311              133,036
  Increase in payables and accruals                                             164,110               51,725
  (Increase) Decrease in inventory                                              (22,277)              40,501
  Other                                                                          30,229               20,526
                                                                            -----------          -----------

    Net cash provided by operating
     activities                                                                 696,731              958,628

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                                          (206,258)            (194,118)
  Proceeds from sale of assets                                                  104,030              118,802
  Investment in affiliates and equity
   investees                                                                       -                (254,523)
  Advances to affiliates-net                                                   (175,698)            (182,000)
  Other                                                                           3,730               62,015
                                                                            -----------          -----------

    Net cash (used in) investing
     activities                                                                (274,196)            (449,824)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on loans                                                   (15,917)            (425,700)
                                                                            -----------          -----------

    Net cash (used in) financing
     activities                                                                 (15,917)            (425,700)
                                                                            -----------          -----------

NET INCREASE IN CASH FOR THE YEAR                                               406,618               83,104

CASH AND CASH EQUIVALENTS - BEGINNING
 OF YEAR                                                                        567,844              484,740
                                                                            -----------          -----------

CASH AND CASH EQUIVALENTS - END OF
 YEAR                                                                       $   974,462          $   567,844
                                                                            ===========          ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest                                                                $       242          $    49,815
                                                                            ===========          ===========
    Income taxes                                                            $    31,285          $  (136,260)
                                                                            ===========          ===========

  Non-cash investing and financing
   activities:
    Oil and gas properties contributed
     to equity investee                                                     $      -             $   411,019
                                                                            ===========          ===========
    Long term debt assumed by equity
     investee                                                               $      -             $   800,000
                                                                            ===========          ===========





          See accompanying notes to consolidated financial statements.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization

       Bison Energy Corporation (the Company) was incorporated under the laws of the State of Kansas on October 21, 1981. The Company is engaged in the acquisition, development and production of oil and natural gas in the contiguous United States.

   Significant Accounting Policies

       The Company's accounting policies reflect industry standards and conform to generally accepted accounting principles. The more significant of such policies are described below.

   Principles of Consolidation

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Bison Production Company. Intercompany balances and transactions have been eliminated in consolidation. Investments in other equity investments are accounted for by the equity method.

   Cash and Cash Equivalents

       For purposes of the statements of cash flows, the Company classifies all cash investments with original maturities of three months or less as cash.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Oil and Gas Property

       The Company follows the successful efforts method of accounting for oil and gas properties and accordingly, capitalizes all direct costs incurred in connection with the acquisition, drilling and development of productive oil and gas properties. Costs associated with unsuccessful exploration and development are charged to expense currently. Geological and geophysical costs and costs of carrying and retaining unevaluated properties are charged to expense. Depletion, depreciation and amortization of capitalized costs are computed separately for each property. Leasehold and intangible drilling costs are depleted using the unit-of-production method using only proved oil and gas reserves. Lease equipment was depreciated using an accelerated method which approximates the units-of-production method. The Company reviews its undeveloped properties continually and charges then to expense on a property by property basis when it is determined that they have been condemned by dry holes, or will not be retained, sold or drilled upon.

   Site Restoration, Dismantlement & Abandonment Costs

       Site restoration, dismantlement and abandonment costs (P & A costs) are common in the oil and gas industry in which the Company conducts operations. P & A costs are costs associated with removing the facilities and equipment required to operate a well and restoring the well site to specified conditions. P & A procedures are governed by federal and state regulations and contractual obligations. P & A costs are incurred when the oil and gas reserves of a well or wells are depleted or when production drops to the point that it is no longer economically feasible to produce.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

       The Company continually reviews its working interests with respect to potential P & A costs. When conditions require that a well be abandoned, the appropriate accounting procedures are followed. When a well or the last well of a group of proved properties ceases to produce or is no longer economically feasible to produce, the entire cost related to the well or group of wells, which includes estimated future dismantlement and abandonment cost, is written off and gain or loss is recognized. Any additional liabilities arising for P & A costs, net of salvage value of the equipment, are accrued in the financial statements and charged to expense in the current period. At March 31, 1996 and 1995, there were no P & A costs accrued.

   Impairment of Long-Lived Assets

       Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS #121) was issued in March 1995. This statement requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs.

       Estimates of expected future cash flows are to represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the estimated fair value of the asset. Any impairment provisions recognized in accordance with SFAS #121 are permanent and may not be restored in the future.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

       There were no impairment provisions required at March 31, 1996 or 1995.

       Prior to the adoption of SFAS #121, the Company assessed its proved oil and gas properties on an individual field basis using management's best estimate of the expected future cash flows from the producing properties.

   Other Property and Equipment

       Property and equipment are stated at cost and depreciation is computed on the accelerated method over the appropriate life for the property. Additions and betterment's which provide benefits to several periods are capitalized.

   Income Taxes

       The Company uses the asset and liability method of accounting for income taxes required by Statement of Financial Accounting Standards No. 109. Under the asset and liability method deferred tax assets and liabilities are determined by applying enacted statutory tax rates applicable to future years to the difference between the financial statement and tax bases of assets and liabilities.

   Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Concentrations of Credit Risk

       Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash investments with high credit qualified financial institutions. Risk with respect to receivables is concentrated primarily in current production revenue receivable from multiple oil and gas producers, both major and independent, and is typical in the Industry.

(2)    RELATED PARTY TRANSACTIONS

       On August 5, 1994, NPC Energy Corp. (NPC) was incorporated in the State of Oklahoma for the purpose of exchanging its stock for all the assets and liabilities of ten limited partnerships and certain oil and gas assets and liabilities of the Company. Effective August 1, 1994, the Company received 449,600 shares (56.2%) of NPC common stock for the exchange of certain of its oil and gas properties, the assumption of $800,000 long term debt and its ownership interest in the ten limited partnerships. NPC subsequently merged with Middle Bay Oil Company, Inc. on December 31, 1996 (See Note 7).

       The Company performs the accounting and administrative functions for NPC. Total cost paid to the Company for these services was $126,000 and $94,500 for the years ended March 31, 1996 and 1995, respectively. In addition, a substantial number of the oil and gas properties owned by NPC are operated by Bison Production Company (BPC) for which BPC receives an overhead fee ranging from $150 to $570 per month per well. BPC collects all the oil and gas revenue, pays all of the lease operating expenses for all the leases it operates and all nonoperated leases owned by NPC, and remits a net check each month to the NPC. BPC does not charge an overhead fee for the nonoperated leases.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)

       The Company owned 60% of the outstanding common stock of Shawnee Well Service, Inc. (Shawnee). Shawnee is a Kansas corporation engaged in oil and gas well completions and workovers. The majority of Shawnee's work is performed in south central Kansas. The Company sold it ownership interest in Shawnee to a related party of the Company's stockholder on March 31, 1996 for $90,000.

       The Company performs accounting and administrative functions for Shawnee. Total cost paid to the Company for these services was $18,000 for years ended March 31, 1996 and 1995. Shawnee performs completions and workovers for wells operated by the Company. Total costs paid to Shawnee for these services was $128,058 and $80,030 for the years ended March 31, 1996 and 1995, respectively.

       The Company owns 57% of the outstanding common stock of Bison NGL, Inc.
(NGL). NGL is Delaware corporation engaged in retail propane sales in the state of Colorado. The investment was subsequently sold to the Company's stockholder as part of the Merger Agreement with Middle Bay Oil Company on February 28, 1997 (See Note 7).

       Bison has a note receivable for $90,000 from NGL at Year ended March 31, 1996.

       At March 31, 1996 and 1995, the Company had advanced $365,251 and $217,422, respectively, to the Company's stockholder and related affiliates. The advances were subsequently repaid, with interest, prior to or as part of the Merger Agreement with Middle Bay Oil Company, Inc. on February 28, 1997 (Note 7).

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)

(3)    LONG-TERM DEBT

       The Company has a revolving bank note payable for working capital purposes with a maximum balance of $1,000,000, due August 31, 1996. The note is collateralized by certain oil and gas properties and is guaranteed by the stockholder of the Company. The loan did not have a balance March 31, 1996 and 1995.

(4)    INCOME TAXES

       Income tax expense (benefit) for the years ended March 31 consisted of the following:

                                                                                     1996             1995
                                                                                   --------         --------
Current                                                                            $ 50,455         $ 30,056
Deferred                                                                              7,059             (340)
                                                                                   --------        ---------

    Total                                                                          $ 57,514         $ 29,716
                                                                                   ========         ========

       The reconciliation of income taxes computed at the U.S. Federal statutory tax rates to the provision for income taxes is as follows:

                                                                                    1996             1995
                                                                                  ---------        ---------
Income tax expense (benefit) at statutory
 rate                                                                             $ 231,435         $ 57,785
(Decrease) due to statutory depletion                                              (108,429)         (81,156)
(Decrease) Increase due to deferred income
 tax                                                                                 (7,059)             340
(Decrease)Increase due to non-consolidated
 affiliates                                                                         (54,140)          69,881
(Decrease) due to tax credits                                                        (3,838)            (190)
(Decrease) due to AMT credit carryforward                                              -              (6,569)
(Decrease) due to effect of graduated tax
 rates                                                                              (16,750)         (16,750)
Increase due to state taxes and other                                                 9,236            6,715
                                                                                  ---------        ---------
Income tax expense (benefit)                                                      $  50,455        $  30,056
                                                                                  =========        =========

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)


       The Company's net deferred tax liability at March 31, 1996 and 1995 is as follows:

                                                                                     1996             1995
                                                                                  ---------        ---------
Deferred tax liability
        Oil and gas properties                                                    $  32,213        $  25,154
                                                                                  =========        =========

       As of March 31, 1996, the Company had a statutory depletion carryforward of $264,293.

(5)    RETIREMENT PLAN

       The Company maintains a Code Section 401(K) profit sharing plan. All eligible employees may elect to have the Company contribute a portion of their compensation to the plan. For any calendar year these elective deferrals may not exceed a specific dollar amount determined by the Internal Revenue Service. For each plan year, the Company may contribute to the Plan an amount of matching contribution determined by the Company at its discretion. The Company may choose not to make a matching contribution for a particular year. The Company contributed $22,000 to the plan for the year ended March 31, 1996.

(6)    COMMITMENTS AND CONTINGENCIES

       The Company is a defendant in various other legal proceedings which are considered routine litigation incidental to the Company's business, the disposition or which management believes will not have a material effect on the financial position or result of operations of the Company.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)


(7)    SUBSEQUENT EVENTS

       On December 31, 1996, the Company exchanged all of its NPC Energy Corp. common stock for 562,000 shares of Middle Bay Oil Company, Inc. (Middle Bay) common stock. Middle Bay's common stock is traded in the Over-The-Counter Market on the NASDAQ National Market System under the symbol "MBOC".

       On February 10, 1997, the Company executed a definitive merger agreement with Middle Bay Oil Company, Inc., whereby Bison would be acquired as a wholly owned subsidiary of Middle Bay. Pursuant to the terms of the agreement, Middle Bay issued 1,167,556 shares of its common stock to the Bison stockholder and cancelled the 562,000 shares of Middle Bay common stock owned by Bison. The balance of the purchase price consisted of cash of $5,900,000. The transaction closed on February 28, 1997.

(8)    SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

       CAPITALIZED COSTS AND COSTS INCURRED (UNAUDITED)

       The following tables present the (1) capitalized costs related to oil and gas producing activities and the related depreciation, depletion and amortization and (2) costs incurred in oil and gas property acquisition and exploration and development activities (in thousands).

                                                                                     1996             1995
                                                                                  ---------        ---------
       Capitalized Costs
        Proved properties                                                         $ 478,381        $ 399,214
        Nonproducing leasehold                                                       60,421           99,202
        Support equipment & facilities                                              594,056          542,864
        Accumulated depreciation, depletion &
         amortization                                                              (676,788)        (547,363)
                                                                                  ---------        ---------
          Net                                                                     $ 456,070        $ 493,917
                                                                                  =========        =========

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                            March 31, 1996 and 1995
                                  (continued)


       Cost Incurred
        Proved properties                                                         $  20,483        $  74,065
        Unproved properties                                                          30,100           95,034
        Exploration costs                                                           131,363             -
        Development costs                                                            97,997          118,274
                                                                                  ---------        ---------
          Total                                                                   $ 279,943        $ 287,373
                                                                                  =========        =========

        Depreciation, depletion &
         amortization                                                             $ 111,807        $ 188,759
                                                                                  =========        =========


        ESTIMATED QUANTITIES OF RESERVES (UNAUDITED)

        STANDARDIZED MEASURE OF FUTURE NET CASH FLOWS FROM PROVED RESERVES
                                 (UNAUDITED)

       The Company has interests in oil and gas properties that are principally located in Kansas. The Company does not own or lease any oil and gas properties outside the United States. There are no quantities of oil or gas subject to long-term supply or similar agreements with any governmental agencies.

        Information with respect to estimated quantities of reserves and future net cash flows from proved reserves at March 31, 1996 and 1995 was not available without retaining an outside engineering firm. Until the subsequent merger with Middle Bay Oil Company, Inc. (Note 7), the Company had only one stockholder and had no reason to assemble this information. Management has therefore elected to omit these disclosures.

                            BISON ENERGY CORPORATION

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                      NINE MONTHS ENDED DECEMBER 31, 1996

                            BISON ENERGY CORPORATION

                    Consolidated Balance Sheets (Unaudited)
                                  December 31


                                     ASSETS

                                                                                 1996                 1995
                                                                             ----------            ---------
CURRENT ASSETS
  Cash and cash equivalents                                                 $   815,908          $   606,767
  Accounts receivable                                                           512,632              443,969
  Warehouse stock                                                               187,431              175,335
  Other                                                                         169,399              151,409
                                                                             ----------           ----------
    Total current assets                                                      1,685,370            1,377,480

NON-CURRENT ASSETS (Note 2)
  Accounts receivable-stockholder                                                   414                  296
  Notes receivable affiliates                                                   546,163              213,069
                                                                             ----------           ----------
                                                                                546,577              213,365

PROPERTY (At Cost)(Note 1)
  Oil and gas (successful efforts method)
   (substantially pledged - Note 3)                                           1,196,834            1,185,138
  Land                                                                          139,115              139,115
  Office building and other                                                   1,317,556            1,212,847
                                                                             ----------           ----------
                                                                              2,653,505            2,537,100
  Less accumulated depreciation and
   depletion                                                                  1,162,122            1,099,277
                                                                             ----------           ----------
                                                                              1,491,383            1,437,823

INVESTMENT IN EQUITY INVESTEES (Note 2)                                         517,266              492,686

OTHER ASSETS                                                                    139,948                9,469
                                                                             ----------           ----------
                                                                            $ 4,380,544          $ 3,530,823
                                                                             ==========           ==========

                                           LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                     $   517,284          $   582,862
  Income taxes payable                                                          117,111               17,436
                                                                             ----------           ----------
    Total current liabilities                                                   634,395              600,298

DEFERRED INCOME TAX (Notes 1 & 4)                                                30,803               33,754

LONG TERM DEBT (Note 3)                                                            -                    -

STOCKHOLDER'S EQUITY (Note 6)
  Common stock, $1.00 par, 3,000 shares
   authorized, 500 issued and outstanding
   in 1996 and 1995                                                                 500                  500
  Retained earnings                                                           3,714,846            2,896,271
                                                                             ----------           ----------
                                                                              3,715,346            2,896,771
                                                                             ----------           ----------

COMMITMENTS AND CONTINGENCIES (Note 5)

                                                                            $ 4,380,544          $ 3,530,823
                                                                             ==========           ==========

                            BISON ENERGY CORPORATION

               Consolidated Statements of Operations (Unaudited)
                         Nine Months Ended December 31



                                                                                 1996                 1995
                                                                              ---------            ---------
REVENUE
  Oil, gas and plant income                                                 $ 1,660,753          $ 1,302,434
  Gain on sale of assets                                                         38,241                 -
  Management income                                                             116,000              108,000
  Overhead income                                                               418,872              446,804
  Other                                                                          72,277              245,779
                                                                             ----------           ----------
                                                                              2,306,143            2,103,017
                                                                             ----------           ----------

COST AND EXPENSES
  Operating expenses, including plant,
    and production taxes                                                        650,737              636,820
  Abandonment and dry hole costs                                                  7,671               56,563
  Depreciation, depletion and amortization                                      108,492              153,250
  General and administrative                                                    762,939              953,698
                                                                             ----------           ----------
                                                                              1,529,839            1,800,331
                                                                             ----------           ----------

INCOME BEFORE INCOME TAXES AND
  INVESTEE EARNINGS                                                             776,304              302,686

INCOME TAX EXPENSE (BENEFIT) (Note 4)
  Current                                                                       117,505               20,000
  Deferred                                                                       (1,410)               8,600
                                                                             ----------           ----------
                                                                                116,095               28,600

EQUITY IN NET EARNINGS OF EQUITY
  INVESTEES (Note 2)                                                            154,481              257,939
                                                                             ----------           ----------

NET INCOME                                                                  $   814,690          $   532,025
                                                                             ==========           ==========

NET INCOME PER SHARE                                                        $     1,629          $     1,064
                                                                             ==========           ==========

                            BISON ENERGY CORPORATION

                Consolidated Statement of Cash Flows (Unaudited)
                         Nine Months Ended December 31



                                                                                 1996                 1995
                                                                              ---------            ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                $   814,690          $   532,025
  Depreciation, depletion & amortization                                        108,492              153,250
  (Gain) on sale of assets                                                      (38,241)                -
  (Income) of equity investees                                                 (154,481)            (257,939)
  (Decrease) Increase in deferred taxes                                          (1,410)               8,600
  (Increase) in receivables                                                    (160,166)             (74,331)
  (Decrease) Increase in payables and
    accruals                                                                     (5,416)             124,597
  (Increase) in inventory                                                       (13,456)             (23,637)
  Other                                                                        (148,738)            (151,409)
                                                                             ----------           ----------

    Net cash provided by operating
     activities                                                                 401,274              311,156

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                                          (220,275)            (275,953)
  Investment in affiliates and equity
   investees                                                                    (41,532)                -
  Advances to affiliates-net                                                   (188,465)               4,057
  Other                                                                        (109,556)              15,580
                                                                             ----------           ----------

    Net cash (used in) investing
     activities                                                                (559,828)            (256,316)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payment on loans                                                       -                 (15,917)
                                                                             ----------           ----------

NET (DECREASE) IN CASH FOR THE PERIOD                                          (158,554)              38,923

CASH AND CASH EQUIVALENTS - APRIL 1, 1996                                       974,462              567,844
                                                                             ----------           ----------

CASH AND CASH EQUIVALENTS -
 DECEMBER 31, 1996                                                          $   815,908          $   606,767
                                                                             ==========           ==========

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                           December 31, 1996 and 1995


(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization

       Bison Energy Corporation (the Company) was incorporated under the laws of the State of Kansas on October 21, 1981. The Company is engaged in the acquisition, development and production of oil and natural gas in the contiguous United States.

   Basis of Presentation

       In management's opinion, the accompanying financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 1996 and the results of operations and cash flows for the nine months ended December 31, 1996.

       The accompanying financial statements have not been audited by an independent accountant. Certain information and disclosures normally included in annual audited financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

   Significant Accounting Policies

       The Company's accounting policies reflect industry standards and conform to generally accepted accounting principles. The more significant of such policies are described below.

   Principles of Consolidation

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Bison Production Company. Intercompany balances and transactions have been eliminated in consolidation. Investments in other equity investments are accounted for by the equity method.

   Cash and Cash Equivalents

       For purposes of the statements of cash flows, the Company classifies all cash investments with original maturities of three months or less as cash.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                           December 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Oil and Gas Property

       The Company follows the successful efforts method of accounting for oil and gas properties and accordingly, capitalizes all direct costs incurred in connection with the acquisition, drilling and development of productive oil and gas properties. Costs associated with unsuccessful exploration and development are charged to expense currently. Geological and geophysical costs and costs of carrying and retaining unevaluated properties are charged to expense. Depletion, depreciation and amortization of capitalized costs are computed separately for each property. Leasehold and intangible drilling costs are depleted using the unit-of-production method using only proved oil and gas reserves. Lease equipment was depreciated using an accelerated method which approximates the units-of-production method. The Company reviews its undeveloped properties continually and charges then to expense on a property by property basis when it is determined that they have been condemned by dry holes, or will not be retained, sold or drilled upon.

   Site Restoration, Dismantlement & Abandonment Costs

       Site restoration, dismantlement and abandonment costs (P & A costs) are common in the oil and gas industry in which the Company conducts operations.
P & A costs are costs associated with removing the facilities and equipment required to operate a well and restoring the well site to specified conditions. P & A procedures are governed by federal and state regulations and contractual obligations. P & A costs are incurred when the oil and gas reserves of a well or wells are depleted or when production drops to the point that it is no longer economically feasible to produce.

       The Company continually reviews its working interests with respect to potential P & A costs. When conditions require that a well be abandoned, the appropriate accounting procedures are followed. When a well or the last well of a group of proved properties ceases to produce or is no longer economically feasible to produce, the entire cost related to the well or group of wells, which includes estimated future dismantlement and abandonment cost, is written off and gain or loss is recognized. Any additional liabilities arising for P & A costs, net of salvage value of the

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                           December 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

equipment, are accrued in the financial statements and charged to expense in the current period. At December 31, 1996 there were no P & A costs accrued.

   Impairment of Long-Lived Assets

       Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS #121) was issued in March 1995. This statement requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs.

       Estimates of expected future cash flows are to represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the estimated fair value of the asset. Any impairment provisions recognized in accordance with SFAS #121 are permanent and may not be restored in the future.

       There were no impairment provisions required at December 31, 1996 or 1995.

       Prior to the adoption of SFAS #121, the Company assessed its proved oil and gas properties on an individual field basis using management's best estimate of the expected future cash flows from the producing properties.

   Other Property and Equipment

       Property and equipment are stated at cost and depreciation is computed on the accelerated method over the appropriate life for the property. Additions and betterment's which provide benefits to several periods are capitalized.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                           December 31, 1996 and 1995
                                  (continued)

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

   Income Taxes

       The Company uses the asset and liability method of accounting for income taxes required by Statement of Financial Accounting Standards No. 109. Under the asset and liability method deferred tax assets and liabilities are determined by applying enacted statutory tax rates applicable to future years to the difference between the financial statement and tax bases of assets and liabilities.

   Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

   Concentrations of Credit Risk

       Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash investments with high credit qualified financial institutions. Risk with respect to receivables is concentrated primarily in current production revenue receivable from multiple oil and gas producers, both major and independent, and is typical in the Industry.

(2)    RELATED PARTY TRANSACTIONS

       On August 5, 1994, NPC Energy Corp. (NPC) was incorporated in the State of Oklahoma for the purpose of exchanging its stock for all the assets and liabilities of ten limited partnerships and certain oil and gas assets and liabilities of the Company. Effective August 1, 1994, the Company received 449,600 shares (56.2%) of NPC common stock for the exchange of certain of its oil and gas properties, the assumption of $800,000 long term debt and its ownership interest in the ten limited partnerships. NPC subsequently merged with Middle Bay Oil Company, Inc. on December 31, 1996 (See Note 6).

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                           December 31, 1996 and 1995
                                  (continued)

       The Company performs the accounting and administrative functions for NPC. Total cost paid to the Company for these services was $94,500 for the nine months ended December 31, 1996 and 1995. In addition, a substantial number of the oil and gas properties owned by NPC are operated by Bison Production Company (BPC) for which BPC receives an overhead fee ranging from $150 to $570 per month per well. BPC collects all the oil and gas revenue, pays all of the lease operating expenses for all the leases it operates and all nonoperated leases owned by NPC, and remits a net check each month to the NPC. BPC does not charge an overhead fee for the nonoperated leases.

       The Company owns 57% of the outstanding common stock of Bison NGL, Inc.
(NGL). NGL is Delaware corporation engaged in retail propane sales in the state of Colorado. The investment was subsequently sold to the Company's stockholder as part of the Merger Agreement with Middle Bay Oil Company on February 28, 1997 (See Note 6).

       At December 31, 1996 and 1995, the Company had advanced $546,163 and $213,069, respectively, to related affiliates. The advances were subsequently repaid, with interest, prior to or as part of the Merger Agreement with Middle Bay Oil Company, Inc. on February 28, 1997 (Note 6).

(3)    LONG-TERM DEBT

       The Company has a revolving bank note payable for working capital purposes with a maximum balance of $1,000,000, due August 31, 1997. The note is collateralized by certain oil and gas properties and is guaranteed by the stockholder of the Company. The loan did not have a balance December 31, 1996.

                            BISON ENERGY CORPORATION

                   Notes to Consolidated Financial Statements
                           December 31, 1996 and 1995
                                  (concluded)

(4)    INCOME TAXES

       Income tax expense (benefit) for the nine months ended December 31, 1996 and 1995 consisted of the following:

                                                                                      1996             1995
                                                                                   --------         --------
       Current                                                                    $ 117,505        $  20,000
       Deferred                                                                      (1,410)           8,600
                                                                                   --------         --------

         Total                                                                    $ 116,095        $  28,600
                                                                                   ========         ========

       The Company's net deferred tax liability at December 31, 1996 and 1995 is as follows:

Deferred tax liability
        Oil and gas properties                                                    $  30,803        $  33,754
                                                                                   ========         ========


(5)    COMMITMENTS AND CONTINGENCIES

       The Company is a defendant in various other legal proceedings which are considered routine litigation incidental to the Company's business, the disposition or which management believes will not have a material effect on the financial position or result of operations of the Company.

(6)    SUBSEQUENT EVENTS

       On December 31, 1996, the Company exchanged all of its NPC Energy Corp. common stock for 562,000 shares of Middle Bay Oil Company, Inc. (Middle Bay) common stock. Middle Bay's common stock is traded in the Over-The-Counter Market on the NASDAQ National Market System under the symbol "MBOC".

       On February 10, 1997, the Company executed a definitive merger agreement with Middle Bay Oil Company, Inc., whereby Bison would be acquired as a wholly owned subsidiary of Middle Bay. Pursuant to the terms of the agreement, Middle Bay issued 1,167,556 shares of its common stock to the Bison stockholder and cancelled the 562,000 shares of Middle Bay common stock owned by Bison. The balance of the purchase price consisted of cash of $5,900,000. The transaction closed on February 28, 1997.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The accompanying pro forma combined condensed financial statements (the "pro forma financial statements")assume the merger between Middle Bay Oil Company, Inc. and Bison Energy Corp. and subsidiary (BEC), (the "Merger") is accounted for using the purchase method of accounting. The pro forma financial statements are based on the historical financial statements of MBOC and BEC. The pro forma financial statements are also based, in part, on the historical financial statements of NPC Energy Corp.(NPC), which merged into MBOC effective December 31, 1996 and was accounted for as a purchase (the "NPC Merger"). Such historical financial statements for the NPC Merger are included in the 8-K/A Amendment No. 1 filed by MBOC on January 14, 1997.

The Pro Forma Combined Condensed Balance Sheet as of December 31, 1996 assumes the Merger had been consummated on that date. The Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1996 has been prepared assuming the Merger and the NPC Merger had been consummated on January 1, 1996.

The pro forma adjustments are based upon available financial information and assumptions that management of MBOC believes are reasonable. The pro forma financial statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or MBOC's financial position or results of operations for any future date or period. These pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements and notes thereto described above.

MIDDLE BAY OIL COMPANY, INC.
PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 1996
(UNAUDITED)


ASSETS                                                                                 Pro Forma
                                                                                       Adjustments
                                                     MBOC             BEC                for the
                                                   Historical       Historical          Asset Sale
                                                  ---------------------------------------------------
Current assets:
  Cash                                            $   556,026      $  815,908          $1,445,890 (14)

                                                                                                -

  Notes and accounts receivable trade               1,129,417         512,632

  Other current assets                                 58,137         356,830                   -
                                                  ---------------------------------------------------
Total current assets                                1,743,580       1,685,370           1,445,890

Non-current assets                                    159,215         546,577                   -

Investment in Bison Energy Corp.                                                       (1,445,890)(14)


Property and equipment (at cost):
  Oil and gas properties                           16,252,576       1,196,834

  Other properties                                    354,603       1,456,671                   -

  Accumulated depletion and deprec.                (5,332,517)     (1,162,122)                  -
                                                  ---------------------------------------------------
Property and equipment, net                        11,274,662       1,491,383                   -

Investment in Equity Investees                                        517,266

Other assets                                            7,523         139,948                   -

Total assets                                      $13,184,980      $4,380,544          $        -
                                                  ====================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt               $   554,601      $        -

  Accounts payable and accrued expenses               402,796         634,395

                                                  ---------------------------------------------------
Total current liabilities                             957,397         634,395

Long-term debt                                      5,158,477               -
Deferred income taxes                                 610,785          30,803

Redeemable common stock                               421,179               -
Stockholders' Equity
  Preferred stock                                   1,000,000               -
  Common stock                                         37,618             500

  Paid-in capital                                   5,628,263               -

  Treasury stock                                      (68,040)              -
  Retained earnings (deficit)                        (560,699)      3,714,846                   -
                                                  ---------------------------------------------------
Total stockholders' equity                          6,037,142       3,715,346                   -

Total liabilities and stockholders' equity        $13,184,980      $4,380,544          $        -
                                                  ===================================================
Shares of common stock outstanding                  1,859,144             500
                                                  ===================================================
ASSETS
                                                             Pro Forma
                                                           Adjustments                        Pro Forma
                                                         for the Merger                       Combined
                                                  -----------------------------------------------------
Current assets:
  Cash                                                 (654,114)(11)(12)                    $   717,820
                                                       (815,908)(13)
                                                        815,908
                                                     (1,445,890)(14)
  Notes and accounts receivable trade                  (512,632)(13)                          1,642,049
                                                        512,632
  Other current assets                                 (356,830)(14)                             58,137
                                                  -----------------------------------------------------
Total current assets                                 (2,456,834)                              2,418,006

Non-current assets                                     (546,577)(14)                            159,215

Investment in Bison Energy Corp.                     10,019,672 (12)                                  -
                                                    (10,019,672)(13)
                                                      1,445,890 (14)
Property and equipment (at cost):
  Oil and gas properties                             (1,196,834)(13)                         27,206,684
                                                     10,954,108
  Other properties                                   (1,456,671)(13)(14)                        879,920
                                                        525,317 (13)
  Accumulated depletion and deprec.                   1,162,122                              (5,332,517)
                                                  -----------------------------------------------------
Property and equipment, net                           9,988,042                              22,754,087

Investment in Equity Investees                         (517,266)(13)                                  -

Other assets                                           (139,948)(14)                              7,523

Total assets                                      $   7,773,307                             $25,338,831
                                                  =====================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                           -                             $   554,601

  Accounts payable and accrued expenses                (634,395)(13)
                                                        634,395
                                                         35,000 (12)                          1,072,191
                                                  -----------------------------------------------------
Total current liabilities                                35,000                               1,626,792

Long-term debt                                                -                               5,158,477
Deferred income taxes                                   (30,803)(13)                          2,764,355
                                                      2,153,570
Redeemable common stock                                                                         421,179
Stockholders' Equity
  Preferred stock                                     6,000,000 (11)(12)                      7,000,000
  Common stock                                             (500)(11)                             49,729
                                                         12,111 (11)(12)
  Paid-in capital                                     3,318,775 (11)(12)                      8,947,038

  Treasury stock                                                                                (68,040)
  Retained earnings (deficit)                        (3,714,846)(13)                           (560,699)
                                                  -----------------------------------------------------
Total stockholders' equity                            5,615,540                              15,368,028

Total liabilities and stockholders' equity        $   7,773,307                             $25,338,831
                                                  =====================================================
                                                        605,556 (11)
Shares of common stock outstanding                         (500)(11)                          2,464,700
                                                  =====================================================

See accompanying notes to pro forma combined condensed financial statements.

MIDDLE BAY OIL COMPANY, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Twelve months ended December 31, 1996
(Unaudited)


                                                                                        Pro Forma
                                                        MBOC             NPC           Adjustments                 MBOC
                                                     Historical       Historical     for NPC Merger             Pro Forma
                                                     --------------------------------------------------------------------
Revenues:
  Oil and gas sales                                  $4,474,786      $1,456,121                                $5,930,907
  Gain on sale of properties                             37,815         103,995                                   141,810
  Overhead income
  Management income
  Other income                                          373,820          29,603                                   403,423
                                                     --------------------------------------------------------------------
                                                      4,886,421       1,589,719                  0              6,476,140
Costs and expenses:
  Lease operating and
    production taxes                                  1,516,011         868,879                                 2,384,890
  Depletion, depreciation and amortization            1,462,196         161,000            212,925 (1)          1,836,121
  Abandonment expense                                   428,598               0                                   428,598
  Interest expense                                      504,945          54,488                                   559,433
  General and administrative                            694,300         172,132                                   866,432
                                                     --------------------------------------------------------------------
                                                      4,606,050       1,256,499            212,925              6,075,474

Income (loss) before income taxes
  and investee earnings                                 280,371         333,220           (212,925)               400,666

Provision for income taxes (benefit)                     74,871          71,000            (68,300)(3)             77,571

Equity in net earnings of equity investees                    0               0                                         0
                                                     --------------------------------------------------------------------
Net income (loss)                                       205,500         262,220           (144,624)               323,096
Preferred stock dividend                                      0               0             80,000 (2)             80,000
                                                     --------------------------------------------------------------------
Net income (loss) applicable to common stock         $  205,500      $  262,220          ($224,624)              $243,096
                                                     ====================================================================
Income (loss) per share-Primary                      $     0.15      $     0.33                                     $0.13
                                                     ====================================================================
Income (loss) per share-Fully diluted                $     0.15      $     0.33                                     $0.13
                                                     ====================================================================
Weighted average common shares outstanding
                                                                                           562,000
   Primary                                            1,332,141         800,000           (800,000)(4)          1,894,141
                                                     ====================================================================
   Fully diluted                                      1,358,662         800,000           (800,000)(4)          1,920,662
                                                     ====================================================================

                                                                             Pro Forma
                                                      BISON                 Adjustments                     Pro Forma
                                                    Historical            for the Merger                    Combined
                                                   -------------------------------------------------------------------
Revenues:
  Oil and gas sales                                $2,128,573                                               $8,059,480
  Gain on sale of properties                          (95,507)                                                  46,303
  Overhead income                                     545,124                                                  545,124
  Management income                                   176,000                   (176,000)    (10)                    0
  Other income                                        149,253                                                  552,676
                                                  --------------------------------------------------------------------
                                                    2,903,443                   (176,000)                    9,203,583
Costs and expenses:
  Lease operating and
    production taxes                                  866,291                                                3,251,181
  Depletion, depreciation and amortization            159,733                    848,600      (5)            2,844,454
  Abandonment expense                                 100,862                                                  529,460
  Interest expense                                        242                                                  559,675
  General and administrative                        1,025,775                   (126,000)    (10)            1,766,207
                                                  --------------------------------------------------------------------
                                                    2,152,903                    722,600                     8,950,977

Income (loss) before income taxes
  and investee earnings                               750,540                   (898,600)                      252,606

Provision for income taxes (benefit)                  145,009                   (331,328)     (7)             (108,748)

Equity in net earnings of equity investees            213,044                   (213,044)     (9)                    0
                                                  --------------------------------------------------------------------
Net income (loss)                                     818,575                   (567,272)                      361,355
Preferred stock dividend                                    0                    480,000      (6)              560,000
                                                  --------------------------------------------------------------------
Net income (loss) applicable to common stock      $   818,575                $(1,047,272)                   $ (198,645)
                                                  ====================================================================
Income (loss) per share-Primary                   $  1,637.15                                               $    (0.08)
                                                  ====================================================================
Income (loss) per share-Fully diluted             $  1,637.15                                               $    (0.08)
                                                  ====================================================================
Weighted average common shares outstanding
                                                                                    (500)
   Primary                                                500                    605,556      (8)            2,499,697
                                                  ====================================================================
                                                                                    (500)
   Fully diluted                                          500                    605,556      (8)            2,526,218
                                                  ====================================================================


See accompanying notes to pro forma combined condensed financial statements.

                     MIDDLE BAY OIL COMPANY, INC. NOTES TO
                     PRO FORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS
                                  (Unaudited)

Note A- Pro Forma Adjustments for the NPC Merger

On December 18, 1996, MBOC and NPC entered into the Merger Agreement whereby NPC was merged into MBOC effective December 31, 1996. The merger was accounted for using the purchase method of accounting. In completing the merger, MBOC issued 562,000 shares of MBOC common stock and paid $1,226,400 in cash in exchange for all of the issued and outstanding NPC common stock.

  The merger was accounted for as a purchase of NPC by MBOC and as a result of the purchase method of accounting, MBOC's cost of acquiring NPC was allocated to the assets and liabilities acquired based on estimated fair values.

  MBOC incurred approximately $35,000 in legal and accounting expenses related to the merger. The direct costs of the merger was accrued and included as a cost of the merger.

  The accompanying Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1996 has been prepared as if the NPC Merger had occurred on January 1, 1996 and it reflects the following adjustments:

       (1) To adjust depletion, depreciation and amortization to reflect MBOC's purchase price allocated to the property and equipment using the unit of production method utilized by MBOC.

       (2) To record the preferred stock dividends paid on the preferred stock issued for the cash portion of the purchase price.

       (3) To adjust the provision for income taxes for the change in financial taxable income as a result of the entries (1) and (2).

       (4) To reflect the issuance of 166,667 shares of Series A Preferred Stock and 562,000 shares of MBOC Common Stock. Pro forma net income (loss) per common share information is computed by dividing net income (loss), adjusted for the preferred stock dividend requirement of $80,000 for the year ended December 31, 1996 by the pro forma weighted average common and common equivalent shares outstanding. Shares issuable upon exercise of options and upon the conversion of preferred stock are included in the computations of the pro forma income per common and common equivalent share if the effect is dilutive.

                     MIDDLE BAY OIL COMPANY, INC. NOTES TO
                     PRO FORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS
                                  (Unaudited)

Note B- Pro Forma Adjustments for the Merger

  On February 10, 1997, MBOC and BEC entered into the Merger Agreement whereby BEC will merge into and continue to exist as a wholly-owned subsidiary of MBOC. The merger will be accounted for using the purchase method of accounting. In completing the merger, MBOC will issue 605,556 shares of MBOC common stock and pay $6,654,114 in cash in exchange for all of the issued and outstanding BEC common stock.

  The merger will be accounted for as a purchase of BEC by MBOC and as a result of the purchase method of accounting, MBOC's cost of acquiring BEC will be allocated to the assets and liabilities acquired based on estimated fair values.

  MBOC has incurred approximately $35,000 in legal and accounting expenses related to the merger. The direct costs of the merger will be accrued and included as a cost of the merger.

  The accompanying Pro Forma Combined Condensed Statements of Operations reflect the following adjustments for the merger:

       (5) To adjust depletion, depreciation and amortization to reflect MBOC's purchase price allocated to the property and equipment using the unit of production method utilized by MBOC.

       (6) To record the preferred stock dividends paid on the preferred stock issued for the cash portion of the purchase price.

       (7) To adjust the provision for income taxes for the change in financial taxable income as a result of the entries (1) and (2).

       (8) To reflect the issuance of 1,000,000 shares of Series A Preferred Stock and 605,556 shares of MBOC Common Stock. Pro forma net income (loss) per common share information is computed by dividing net income (loss), adjusted for the preferred stock dividend requirement of $480,000 for the year ended December 31, 1996 by the pro forma weighted average common and common equivalent shares outstanding. Shares issuable upon exercise of options and upon the conversion of preferred stock are included in the computations of the pro forma income per common and common equivalent share if the effect is dilutive.

        (9) To remove equity in net earnings of equity investees that were not purchased and to remove BEC's share of NPC's net earnings.

       (10) To remove management income for accounting and administrative functions performed by BEC for other entities and for NPC. Management income for services performed for NPC amounted to $10,500 per month or $126,000 annually and is recorded on NPC's financial statements as general and administrative expenses. Subsequent to the Merger, BEC will no longer perform such accounting and administrative functions.

                        MIDDLE BAY OIL COMPANY, INC.
         NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (Unaudited)


  The accompanying Pro Forma Combined Condensed Balance Sheet as of December 31, 1996 has been prepared as if the merger had occurred on that date and includes the following adjustments:

    (11) To record the issuance of the 1,000,000 shares of Series A Preferred Stock at $6.00 per share, 605,556 shares of MBOC Common Stock and $654,114 in cash for an aggregate consideration of $9,984,672. On a pro forma basis, there would be 2,464,700 shares of MBOC Common Stock and 1,166,667 shares of Series A Preferred Stock outstanding as of December 31, 1996.

    (12)  To record MBOC's cost of acquiring NPC (in thousands):

Estimated fair value of 605,556 shares
     of MBOC Common Stock issued ...............$3,330
Estimated fair value of 1,000,000 shares
      of MBOC Series A Preferred Stock ..........6,000
Cash on hand                                       654
Other legal and accounting expenses                 35
                                                ------
                                                10,019
                                                ======

             The fair value of the securities to be issued in connection with the merger has been calculated assuming the price of MBOC common stock is $5.50 per share.

      (13) To adjusts the assets and liabilities under the purchase method of accounting based on MBOC's purchase price. MBOC's purchase price has been allocated to the assets and liabilities of BEC based on the preliminary estimates of fair values with the remaining purchase price allocated to the proved oil and gas properties. No goodwill has been recorded in this transaction. The information presented herein may differ from the actual purchase price allocation.

The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows: (in thousands)

Working capital    ............................$  694
Oil and gas properties:
  Proved  .....................................10,954
Yard Inventory and equipment...................   525
Deferred income taxes .........................(2,154)
                                              -------
                                              $10,019
                                              =======

       (14) To record the sale of certain assets to an affiliated entity immediately after the closing of the merger. The sold assets consisted solely of non-oil and gas assets. MBOC purchased the assets in the Merger and sold the assets for the same price as it paid. Therefore, no gain or loss was recorded for financial statement purposes.

Note C- Pro Forma Combined Supplemental Oil and Gas
          Reserve and Standardized Measure Information

    No summary of the pro forma combined quantities of proved reserves, prepared by combining the historical oil and gas reserve information of MBOC and BEC, is available because the reserve data for BEC was not available.

                                 SIGNATURES

    In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               MIDDLE BAY OIL COMPANY, INC.
                                      (Registrant)


    Date:  April 25, 1997      By:/s/ Frank C. Turner, II
                                  --------------------------------------
                                  Frank C. Turner, II
                                  Vice President and Chief Financial Officer